UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 20, 2003

                           STILLWATER MINING COMPANY
            (Exact name of registrant as specified in its charter)


        DELAWARE                         0-25090                 81-0480654
(State or other jurisdiction         (Commission File         (I.R.S. Employer
  of incorporation)                      Number)             Identification No.)


                             536 EAST PIKE AVENUE
                            COLUMBUS, MONTANA 59019
              (Address of principal executive offices) (Zip code)

                                (406) 322-8700
             (Registrant's telephone number, including area code)

ITEM 5.  Other Events.


         The registrant amended its credit facility pursuant to the Consent and Amendment No. 5 to the Credit Agreement, dated as of March 20, 2003, by and among the registrant and the various financial institutions party thereto, a copy of which is attached hereto as Exhibit 10.1.

         On March 20, 2003, the registrant issued a press release regarding the amedment to its credit facility. Such press release is filed herewith as
Exhibit 99.1.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                Stillwater Mining Company
                                                      (Registrant)


Date: March 20, 2003                            By: /s/ Francis R. McAllister
                                                    ----------------------------
                                                    Name:  Francis R. McAllister
                                                    Title: Chairman and Chief
                                                           Executive Officer




                                   EXHIBITS

10.1     Consent and Amendment No. 5 to Credit Agreement, dated as of
         March 20, 2003.

99.1     Press release issued on March 20, 2003 by Stillwater Mining Company.

                                                                  EXHIBIT 10.1


                CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT




         THIS CONSENT AND AMENDMENT NO. 5 TO CREDIT AGREEMENT, dated as of March 20, 2003 (this "Amendment"), is made by and among STILLWATER MINING COMPANY, a Delaware corporation (the "Borrower"), and TORONTO DOMINION (TEXAS), INC., as administrative agent (in such capacity, the "Administrative Agent"), for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).


                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, the Borrower, the Lenders, the Administrative Agent, NM Rothschild & Sons Limited, as technical agent, Westdeutsche Landesbank Girozentrale, New York Branch, as documentation agent, and TD Securities (USA) Inc., as lead arranger, have heretofore entered into that certain Credit Agreement, dated as of February 23, 2001 (as amended by Waiver, Consent and Amendment No. 1, dated as of June 27, 2001, Amendment No. 2, dated as of November 30, 2001, and Waiver, Consent and Amendment No. 3, dated as of January 28, 2002, and Amendment No. 4, dated as of October 25, 2002, the "Credit Agreement");

         WHEREAS, the Borrower has entered into a Stock Purchase Agreement dated as of November 20, 2002 (the "Stock Purchase Agreement"), with Norimet Limited, a company organized under the laws of England and Wales ("Norimet"), and MMC Norilsk Nickel, an open joint stock company organized under the laws of the Russian Federation ("Norilsk"), pursuant to which the parties thereto, subject to the terms and conditions set forth in the Stock Purchase Agreement, agreed, inter alia, to consummate the transactions described in Schedule I hereto (the "Norilsk Transaction");

         WHEREAS, the Borrower has voluntarily and permanently reduced the Revolving Loan Commitment Amount from $50,000,000 to $25,000,000 pursuant to
Section 2.2.1 of the Credit Agreement;

         WHEREAS, the Borrower now desires to have the Lenders consent to (i) the Borrower's performance of the Stock Purchase Agreement and (ii) the amendment of certain provisions of the Credit Agreement; and

         WHEREAS, the Required Lenders are willing, on and subject to the terms and conditions set forth below, to consent to such performance and to such amendments of the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower and the Required Lenders hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Additional Cash Consideration" is defined in Schedule I hereto.

         "Administrative Agent" is defined in the preamble.

         "Amendment" is defined in the preamble.

         "Borrower" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         "Definite Cash Consideration" is defined in Schedule I hereto.

         "Norilsk" is defined in the second recital.

         "Norilsk Transaction" is defined in the second recital.

         "Norilsk Transaction Date" is defined in Section 3.2.

         "Norimet" is defined in the second recital.

         "Pincock Report" has the meaning set forth in Section 3.1.5.

         "Stock Purchase Agreement" is defined in the second recital.

         "Stockholders Agreement" means the form of Stockholders Agreement attached as an exhibit to the Stock Purchase Agreement.

         Section 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                  ARTICLE II

                  AMENDMENTS TO CREDIT AGREEMENT AND CONSENT

         Section 2.1. Initial Amendments. Subject to the satisfaction (or waiver) of the conditions set forth in Section 3.1, the Credit Agreement is hereby amended as of the date of this Amendment in accordance with this
Section 2.1.

         SECTION 2.1.1. Amendments to Definition of "Applicable Margin". (a) The table in clause (b) of the definition of "Applicable Margin" in Section
1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                                   Applicable Margin
        Debt to EBITDA             for LIBO Rate          Applicable Margin for
           Ratio                       Loans                Base Rate Loans
        --------------             ----------------       ---------------------

           <1.50:1                    350.0 bps                  250.0 bps
      >=1.50:1 and <2.0:1             362.5 bps                  262.5 bps
      >=2.0:1 and <2.50:1             375.0 bps                  275.0 bps
           >=2.50:1                   387.5 bps                  287.5 bps

         (b) Clause (c) of such definition of "Applicable Margin" is hereby amended and restated in its entirety to read as follows:

             "(c) with respect to Term B Loans, at all times 375 basis points, in the case of Term B Loans maintained as Base Rate Loans, and 475 basis points, in the case of Term B Loans maintained as LIBO Rate Loans."

         SECTION 2.1.2. Amendment to Definition of "Debt Service Coverage Ratio". The definition of "Debt Service Coverage Ratio" in Section 1.1 of the Credit Agreement is hereby amended by amending and restating subclause (b)(ii) thereof to read as follows:

                           "(ii) repayments of the principal of outstanding
                  Debt (including Capitalized Lease Liabilities) scheduled to be made during the four consecutive Fiscal Quarters ending on the last day of such Fiscal Quarter."

         SECTION 2.1.3. Amendment to Definition of "Excess Cash Flow". The definition of "Excess Cash Flow" in Section 1.1 of the Credit Agreement is hereby amended by renumbering subclause (ix) of clause (a) thereof to be subclause (x) and by inserting the following immediately after subclause
(viii) of clause (a):

         "minus
          -----
                  (ix) the amount, if any, added in determining Net Income that is attributable to the sale of Norilsk Palladium,"

         SECTION 2.1.4. Amendment to Definition of "Supply Contracts". The definition of "Supply Contracts" in Section 1.1 of the Credit Agreement is hereby amended by adding the phrase "and Additional Supply Contract" immediately following the reference to "Material Supply Contract".

         SECTION 2.1.5. Additional Amendments to Section 1.1 ("Defined Terms") of the Credit Agreement. Section 1.1 of the Credit Agreement is hereby amended by inserting in such Section the following definitions in the appropriate alphabetical order:

                  "'Additional Cash Consideration' has the meaning provided
             therefor in the Fifth Amendment, subject to the provisions of clause (d) of Section 7.2.12."

                  "'Additional Supply Contract Counterparty' means each Person which enters into an Additional Supply Contract with the Borrower or any Subsidiary."

                  "'Additional Supply Contracts' means each contract with a
             term of one year or more, other than a Material Supply Contract, pursuant to which the Borrower or any Subsidiary agrees to deliver 100,000 ounces or more of palladium or platinum."

                  "'Alternate Transaction' means a transaction pursuant to which:

                      (i) (A) the Borrower issues shares of its Capital Stock
             (other than Redeemable Capital Stock) for total consideration delivered upon the consummation thereof of not less than $100,000,000 in gross cash proceeds, (B) not less than 60% of the Net Equity Proceeds resulting therefrom is paid to the Administrative Agent for the benefit of the Lenders for application in accordance with the terms of Section 3.1.2, and
             (C) the other terms and conditions of such issuance and shares are reasonably satisfactory to the Technical Agent and the Administrative Agent"; or

                      (ii) (A) the Borrower incurs unsecured indebtedness for
             borrowed money that is subordinated to the Obligations and that yields not less than $150,000,000 of gross cash proceeds to the Borrower, (B) 100% of the Net Issuance Proceeds resulting therefrom is paid to the Administrative Agent for the benefit of the Lenders for application in accordance with the terms of
             Section 3.1.2, and (C) the terms and conditions of such incurrence and Indebtedness, including principal amount, maturity, amortization, interest rate, representations and warranties, covenants, defaults, remedies, terms of subordination and indemnities, are reasonably satisfactory to the Technical Agent and the Administrative Agent."

                  "'Definite Cash Consideration' has the meaning provided
             therefor in the Fifth Amendment, subject to the provisions of clause (d) of Section 7.2.12."

                  "'Fifth Amendment' means Consent and Amendment No. 5 to
             Credit Agreement, dated as of March 20, 2003, by and among Borrower and the Administrative Agent (on behalf of the Lenders consenting thereto)."

                  "'Fifth Amendment Effective Date' means March 20, 2003."

                  "'Fifth Amendment Period' means the period from (and
             including) the Fifth Amendment Effective Date to (and excluding) the Norilsk Transaction Date (or, in the event the Norilsk Transaction Date does not occur, the Termination Date)."

                  "'Norilsk' is defined in the Fifth Amendment."

                  "'Norilsk Palladium' means the refined palladium in ingot
             and/or sponge form with a purity of 99.95% or more that is delivered to the Borrower upon consummation of the Norilsk Transaction or any palladium that is delivered to the Borrower in connection with any Alternate Transaction."

                  "'Norilsk Palladium Agreement' means the agreement referred to in Section 8.10 of the Stock Purchase Agreement to be negotiated in good faith among the Borrower, Norilsk and Norimet subsequent to the consummation of the Norilsk Transaction, pursuant to which agreement the Borrower would agree to purchase from Norimet (or a member of the Norilsk group), and resell in the Western Hemisphere, at least one million ounces of refined palladium annually, such agreement to be on commercially reasonable terms."

                  "'Norilsk Palladium Proceeds' means the excess of (a) the
             gross cash proceeds received by the Borrower or any of its Subsidiaries from any sale, transfer or conveyance of Norilsk Palladium over (b) the sum of all sales, transfer, ad valorem or similar taxes or other governmental costs and expenses (excluding, for the avoidance of doubt, any tax or governmental cost or expense assessed on the income of the Borrower and its Subsidiaries) that are actually paid or estimated by the Borrower or such Subsidiary (in good faith) to be payable in cash in connection with such permitted disposition; provided, however, that if, after the payment of all taxes with respect to such permitted disposition, the amount of estimated taxes, if any, pursuant to clause (b) above exceeded the tax amount actually paid in respect of such permitted disposition, the aggregate amount of such excess shall be deemed to the Norilsk Palladium Proceeds."

                  "'Norilsk Transaction' is defined in the Fifth Amendment."

                  "'Norilsk Transaction Date' is defined in the Fifth
Amendment."

                  "'Norilsk Transaction Documents' means the Stock Purchase
             Agreement, the Stockholders Agreement, the Norilsk Palladium Agreement and each other agreement or arrangement entered into by Norilsk or any of its Affiliates, on the one hand, and the Borrower or any of its Affiliates, on the other hand, in connection with the Stock Purchase Agreement."

                  "'Norimet' is defined in the Fifth Amendment."

                  "'Permitted Holders' means Norilsk and each Subsidiary of
             Norilsk (including Norimet) that Norilsk possesses, directly or indirectly, the power to direct or cause the direction of the management policies of such Subsidiary."

                  "'Stock Purchase Agreement' means the Stock Purchase
             Agreement defined in the Fifth Amendment, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement."

                  "'Stockholders Agreement' means the Stockholders Agreement defined in the Fifth Amendment, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement ."

                  "'Transaction Cash Consideration' means, collectively,
             Definite Cash Consideration, Additional Cash Consideration and the aggregate cash proceeds to be received by the Borrower in connection with any Alternate Transaction."

         SECTION 2.1.6. Amendments to Section 3.1.1. (a) Clause (a) of Section
3.1.1 of the Credit Agreement is hereby amended by deleting the reference to "third anniversary" in subclause (iv)(c) thereof and substituting therefor "fourth anniversary".

         (b) Clause (c) of Section 3.1.1. of the Credit Agreement is hereby amended by inserting the parenthetical "(other than Additional Cash Consideration)" immediately following the initial reference therein to "Net Equity Proceeds".

         (c) Clause (d) of Section 3.1.1 of the Credit Agreement is hereby amended by inserting the following subclause (iii) at the end thereof:

                  "(iii) The Borrower shall, concurrently with the receipt by the Borrower or any Subsidiary of Norilsk Palladium Proceeds or Additional Cash Consideration, make a mandatory prepayment of the Term Loans equal to 50% of such Norilsk Palladium Proceeds or Additional Cash Consideration, as the case may be, to be applied as set forth in Section 3.1.2; provided, however, that, in the case of Norilsk Palladium Proceeds, any such prepayment shall not be required if the total amount of such Norilsk Palladium Proceeds, when added to all other Norilsk Palladium Proceeds received by the Borrower or any Subsidiary and not yet applied in accordance with this Section 3.1, is less than $1,500,000 and no Default shall have occurred and be continuing."

         (d) Clause (e) of Section 3.1.1 of the Credit Agreement is hereby amended by inserting the phrase "Indebtedness permitted under clause (l) of
Section 7.2.2 or" immediately prior to the phrase "Indebtedness not otherwise permitted under Section 7.2.2".

         SECTION 2.1.7. Amendment to Section 3.1.2. Clause (b) of Section
3.1.2 of the Credit Agreement is hereby amended by deleting the parenthetical in subclause (i) thereof and substituting therefor the following parenthetical:

             "(with the amount of such prepayment of the Term A Loans and the Term B Loans being applied to the remaining scheduled amortization payments of the Term A Loans and/or Term B Loans in inverse order, provided that, in the case $50,000,000 of Transaction Cash Consideration has been applied in such inverse order, any additional Transaction Cash Consideration shall be applied pro rata against the remaining scheduled amortization payments of the Term A Loans to be repaid with such prepayment and pro rata against the remaining scheduled amortization payments of the Term B Loans to be repaid with such prepayment)"

         SECTION 2.1.8. Amendment to Section 5.2.3. Section 5.2.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: "[INTENTIONALLY OMITTED]."

         SECTION 2.1.9. Amendment to Section 6.3. Clause (ii) of Section 6.3(a) of the Credit Agreement is hereby amended by deleting the reference therein to "1250" and substituting therefor "1650".

         SECTION 2.1.10. Amendment to Section 6.6. Section 6.6 of the Credit Agreement is hereby amended by deleting the reference therein to "September 30, 2000" and substituting therefor "September 30, 2002".

         SECTION 2.1.11. Amendments to Sections 7.1.12 and 7.1.13. Sections
7.1.12 and 7.1.13 of the Credit Agreement are hereby each amended by inserting the words "Additional Supply Contract", "Additional Supply Contracts" and "Additional Supply Contract Counterparty" immediately following each reference therein to "Material Supply Contract", "Material Supply Contracts" and "Material Supply Contract Counterparty", respectively.

         SECTION 2.1.12. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by inserting a new Section 7.1.16 at the end thereof:

                  "SECTION 7.1.16. Norilsk Stock Purchase Agreement. The Borrower shall promptly notify the Administrative Agent of, and provide copies upon receipt of all notices or claims relating to, any non-compliance or breach by either the Borrower, on the one hand, or Norilsk, Norimet or any of their respective Affiliates, on the other hand, or any failure or reasonably likely failure of any such condition precedent to be satisfied under the Stock Purchase Agreement and provide the Administrative Agent information detailing the nature of such non-compliance, breach or failure or likely failure and any proposed plans and time periods for remedying such non-compliance, breach or failure or likely failure."

         SECTION 2.1.13. Amendment to Section 7.2.2. Section 7.2.2 of the Credit Agreement is hereby amended: (i) by deleting the "and" at the end of clause (k) thereof; (ii) redesignating clause "(l)" thereof as clause "(m)" thereof and deleting the reference to clause "(l)" in the proviso to such
Section 7.2.2 and substituting therefor clause "(m)"; and (iii) inserting the following new clause (l):

                  "(l) Indebtedness incurred pursuant to an Alternate Transaction which satisfies the terms and conditions referred to in clause (ii) of the definition of "Alternate Transaction"; and"

         SECTION 2.1.14. Amendment to Section 7.2.4. (a) The portion of the table in clause (a) of Section 7.2.4 of the Credit Agreement commencing with the period "January 1, 2003 through (and including) June 30, 2003" is hereby amended and restated to read as follows:

                                                                   [Debt to
              [Period]                                          EBITDA Ratio]
              --------                                          -------------

January 1, 2003 through (and including)
 March 31, 2003                                                    3.55:1.0
April 1, 2003 through (and including)
  June 30, 2003                                                    4.45:1.0
July 1, 2003 through (and including)
  September 30, 2003                                               4.40:1.0
October 1, 2003 through (and including)
  December 31, 2003                                                4.00:1.0
January 1, 2004 through (and including)
  March 31, 2004                                                   3.75:1.0
April 1, 2004 through (and including)
  June 30, 2004                                                    3.35:1.0
July 1, 2004 through (and including)
  September 30, 2004                                               2.95:1.0
October 1, 2004 through (and including)
  December 31, 2004                                                2.20:1.0
January 1, 2005 and thereafter                                     2.00:1.0

         (b) The portion of the table in clause (b) of Section 7.2.4 of the Credit Agreement commencing with the period "January 1, 2003 through (and including) December 31, 2003" is hereby amended and restated to read as follows:

                                                                  [Debt Service
                  [Period]                                       Coverage Ratio]
    January 1, 2003 through (and including)
      March 31, 2003                                                2.20:1.0
    April 1, 2003 through (and including)
      June 30, 2003                                                 1.50:1.0
    July 1, 2003 through (and including)
      September 30, 2003                                            1.35:1.0
    October 1, 2003 through (and including)
      December 31, 2003                                             1.45:1.0
    January 1, 2004 through (and including)
      March 31, 2004                                                1.70:1.0
    April 1, 2004 through (and including)
      June 30, 2004                                                 1.95:1.0
    July 1, 2004 through (and including)
      September 30, 2004                                            2.20:1.0
    October 1, 2004 through (and including)
      December 31, 2004                                             2.45:1.0
    January 1, 2005 through (and including)
      December 31, 2005                                             2.70:1.0
    January 1, 2006 through (and including)
      December 31, 2006                                             1.15:1.0
    January 1, 2007 and thereafter                                  1.30:1.0

         (c) The portion of the table in clause (d)(i) of Section 7.2.4 of the Credit Agreement commencing with "The first Fiscal Quarter of the 2003 Fiscal Year" is hereby amended and restated to read as follows:

      [Fiscal Quarter]                                                  [Feet]
      ----------------                                                  ------
      The first Fiscal Quarter
        of the 2003 Fiscal Year                                         5,000
      The second Fiscal Quarter
        of the 2003 Fiscal Year                                         5,600
      The third and fourth Fiscal Quarters
        of the 2003 Fiscal Year                                         6,200
      The first, second, third and fourth Fiscal Quarters
        of the 2004 Fiscal Year                                         6,200
      The first, second, third and fourth Fiscal Quarters
        of the 2005 Fiscal Year                                         6,300
      The first, second, third and fourth Fiscal Quarters
        of the 2006 Fiscal Year                                         6,800
      The first Fiscal Quarter of the
        2007 Fiscal Year and each Fiscal Quarter thereafter             7,200

         (d) The portion of the table in clause (d)(ii) of Section 7.2.4 of the Credit Agreement commencing with "The first Fiscal Quarter of the 2003 Fiscal Year" is hereby amended and restated to read as follows:

       [Fiscal Quarter]                                                  [Feet]
       ----------------                                                  ------
      The first Fiscal Quarter
        of the 2003 Fiscal Year                                          1,900
      The second and third Fiscal Quarters
        of the 2003 Fiscal Year                                          2,000
      The fourth Fiscal Quarter
        of the 2003 Fiscal Year                                          1,700
      The first Fiscal Quarter
        of the 2004 Fiscal Year                                          2,200
      The second Fiscal Quarter
        of the 2004 Fiscal Year                                          2,700
      The third Fiscal Quarter
        of the 2004 Fiscal Year                                          2,600
      The fourth Fiscal Quarter
        of the 2004 Fiscal Year                                          2,100
      The first Fiscal Quarter of the
        2005 Fiscal Year and each Fiscal Quarter thereafter              2,400

         SECTION 2.1.15. Amendments to Section 7.2.7. The table in Section
7.2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

                                                            Capital
                  Fiscal Year                         Expenditure Amount
                  -----------                            (in millions)
                     2001                                    $252.0
                     ----                             -------------------
                     2002                                    $67.0
                     2003                                    $57.0
                     2004                                    $66.0
                     2005                                    $77.0
                     2006                                    $70.0
                     2007                                    $70.0

         SECTION 2.1.16. Amendments to Section 7.2.11. Section 7.2.11 of the Credit Agreement is hereby amended by (i) inserting the phrase "subject to clause (f) below," at the beginning of clause (a) of such Section 7.2.11, (ii) deleting the word "or" immediately preceding clause (e) of such Section 7.2.11 and substituting therefor a "," and (iii) inserting the following clause (f) immediately after such clause (e) and before the proviso to such Section 7.2.11:

             "or (f) such Disposition is of Norilsk Palladium or any other palladium acquired from Norilsk or any of its Affiliates for consideration consisting of 100% cash upon delivery or within thirty days thereafter".

         SECTION 2.1.17. Amendment to Section 7.2.12. Section 7.2.12 of the Credit Agreement hereby is amended by (i) deleting the "and" at the end of clause (b) thereof, (ii) deleting the "." at the end of clause (c) thereof and substituting therefor "; and" and (iii) inserting the following clause (d) at the end of such Section:

             "(d) any of the Norilsk Transaction Documents, other than any amendment, supplement, waiver or modification which is not adverse in any material respect to the Lenders or which is consented to by the Technical Agent and the Administrative Agent (it being understood and agreed that (i) any amendment, supplement, waiver or modification of the Stock Purchase Agreement that, together with any and all prior amendments, supplements, waivers and modifications thereof, reduces the aggregate consideration to be received by the Borrower upon consummation of the Norilsk Transaction by more than $34,000,000 (the value of any Palladium (as defined in the Stock Purchase Agreement) comprising any such consideration to be the value assigned thereto pursuant to Section 3.5 of the Stock Purchase Agreement as in effect on November 20, 2002) or reduces the Definite Cash Consideration by more than $5,000,000 shall require such consent and (ii) any amendment, supplement, waiver or modification of Article II of the Stockholders Agreement shall require such consent)".

         SECTION 2.1.18. Amendment to Section 7.2.16. (a) Clause (a) of
Section 7.2.16 of the Credit Agreement is hereby amended (i) by inserting the phrase "in any calendar year" immediately following the words "physically deliver" and (ii) by amending and restating subclause (i) thereof in its entirety as follows:

         "(i) palladium in an aggregate amount equal to more than the sum of
         (x) 100% of the Borrower's Annual Palladium Production for such calendar year, plus (y) any Norilsk Palladium not yet subject to any contract or arrangement relating to its Disposition, plus (z) any palladium acquired during such calendar year under any Norilsk Palladium Agreement".

              (b) Clause (b) of Section 7.2.16 of the Credit Agreement is hereby amended by inserting at the end of subclause (ii) thereof the following:

         "plus, in the case of palladium, Norilsk Palladium and palladium acquired by the Borrower under any Norilsk Palladium Agreement)".

         SECTION 2.1.19. Amendment to Section 7.2.17. Section 7.2.17 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

         "It is understood and agreed that the inclusion of customary and reasonable liquidated damages provisions in any Norilsk Palladium Agreement that is consented to by the Administrative Agent and Technical Agent pursuant to Section 7.2.22, to the extent such provisions would become operative in the event of a default by the Borrower in complying with its obligations under such Norilsk Palladium Agreement, shall not be deemed to be a breach of this
         Section 7.2.17."

         SECTION 2.1.20. Amendment to Section 7.2. Section 7.2 of the Credit Agreement is hereby amended by inserting the following Section 7.2.22 at the end thereof:

                  "SECTION 7.2.22. Norilsk Palladium Agreement. The Borrower will not, and will not permit any of its Subsidiaries to, enter into the Norilsk Palladium Agreement or any similar arrangement or into any Additional Supply Contract, without the prior written consent of the Administrative Agent and the Technical Agent, which consent shall not be unreasonably withheld or delayed."

         SECTION 2.1.21. Amendment to Section 8.1.13. Subclause (ii)(c) of
Section 8.1.13(b) of the Credit Agreement is hereby deleted and the following substituted therefor:

                  "(C) commencing December 31, 2003, 14 months of Proven Reserves (measured in tons) at the East Boulder Mine, (D) commencing December 31, 2004, 15 months of Proven Reserves (measured in tons) at the East Boulder Mine, and (E) commencing December 31, 2005, 18 months of Proven Reserves (measured in tons) at the East Boulder Mine,"

         SECTION 2.1.22. Amendment to Section 8.1.14. Clauses (ii) and (iii) of Section 8.1.14 of the Credit Agreement are hereby amended and restated to read as follows:

             "(ii) at least 510,000, 565,000, 610,000 and 612,500 ounces for each of the four-consecutive-Fiscal-Quarter periods ending on the last day of the first, second, third and fourth Fiscal Quarters of the 2002 Fiscal Year, respectively, and (iii) for each of the four-consecutive-Fiscal-Quarter periods ending on:

                  (A) the last day of each Fiscal Quarter set forth below that occurs during the Fifth Amendment Period, at least the amount of ounces set forth opposite such Fiscal Quarter:

                                                                              Number of
              Fiscal Quarter                                                   Ounces
              --------------                                                   ------
              The first Fiscal Quarter
                 of  the 2003 Fiscal Year                                       565,000
              The second Fiscal Quarter
                 of the 2003 Fiscal Year                                        554,000
              The third Fiscal Quarter
                 of the 2003 Fiscal Year                                        580,000
              The fourth Fiscal Quarter
                 of the 2003 Fiscal Year                                        600,000
              The first Fiscal Quarter
                 of the 2004 Fiscal Year                                        620,000
              The second Fiscal Quarter
                 of the 2004 Fiscal Year                                        635,000
              The third Fiscal Quarter
                 of the 2004 Fiscal Year                                        640,000
              The fourth Fiscal Quarter
                 of the 2004 Fiscal Year                                        650,000
              The first, second, third and fourth Fiscal Quarters
                 of the 2005 Fiscal Year                                        660,000
              The first Fiscal Quarter of  the 2006 Fiscal Year
                 and each Fiscal Quarter thereafter                             650,000; or

                  (B) the last day of each Fiscal Quarter that does not occur during the Fifth Amendment Period, at least the amount of ounces set forth opposite such Fiscal Quarter:

                                                                              Number of
              Fiscal Quarter                                                   Ounces
              --------------                                                   ------
             The first Fiscal Quarter
                of the 2003 Fiscal Year                                        540,000
             The second Fiscal Quarter
                of the 2003 Fiscal Year                                        530,000
             The third Fiscal Quarter
                of the 2003 Fiscal Year                                        550,000
             The fourth Fiscal Quarter
                of the 2003 Fiscal Year                                        570,000
             The first Fiscal Quarter
                of the 2004 Fiscal Year                                        590,000
             The second and third Fiscal Quarters
                of the 2004 Fiscal Year                                        600,000
             The fourth Fiscal Quarter
                of the 2004 Fiscal Year                                        620,000
             The first Fiscal Quarter of the 2005 Fiscal Year
                and each Fiscal Quarter thereafter                             630,000

         SECTION 2.1.23. Amendment to Section 8.1. Section 8.1 of the Credit Agreement is hereby amended by adding a new Section 8.1.17 at the end thereof:

                  "SECTION 8.1.17. Norilsk Transaction. Either of (i) the
             Norilsk Transaction shall not have been consummated in accordance with the terms of the Stock Purchase Agreement (or an Alternate Transaction shall not have been consummated in accordance with the terms of the documents memorializing such transaction) on or prior to September 30, 2003, unless the Borrower is in good faith negotiations to consummate the Norilsk Transaction (or is in good faith diligently pursuing, an Alternate Transaction that would be consummated) on or prior to January 2, 2004 and the Norilsk Transaction (or an Alternate Transaction) is in fact consummated on or prior to such date or (ii) the Stock Purchase Agreement is terminated prior to September 30, 2003 without the Norilsk Transaction having been consummated, unless the Borrower has consummated an Alternate Transaction on or prior to such termination or is in good faith diligently pursuing an Alternate Transaction that would be consummated on or prior to January 2, 2004 and an Alternate Transaction is in fact consummated on or prior to such date."

         SECTION 2.1.24. Amendment of Exhibit O. Exhibit O of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"[INTENTIONALLY OMITTED]."

         SECTION 2.1.25. Revised Mine Plans. The Mine Plan for the Nye Mine and the Mine Plan for the East Boulder Mine attached as Annex I hereto are hereby substituted, respectively, for the Mine Plan for the Nye Mine and the Mine Plan for the East Boulder Mine provided to the Lenders in connection with the initial extension of Loans under the Credit Agreement.

Section 2.2. Norilsk Transaction Amendments. Subject to the satisfaction (or waiver) of the conditions set forth or referred to in Section 3.2, the Credit Agreement will be amended as of the Norilsk Transaction Date in accordance with this Section 2.2.

         SECTION 2.2.1. Amendment to Definition of Change in Control. The definition of Change in Control in Section 1.1 of the Credit Agreement is hereby amended by (i) amending and restating clause (b) thereof in its entirety to read as follows:

                  "(b) at any time (i) any Person (other than a Permitted Holder), or Persons (other than Permitted Holders) acting in concert, shall become the "beneficial holder" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Voting Stock representing more than 30% of the Voting Stock of the Borrower at any time when the Permitted Holders beneficially hold less than 51% of the Voting Stock of the Borrower or (ii) the Permitted Holders and their Affiliates beneficially hold more than 66-2/3% of the Voting Stock of the Borrower; or" and

                       (ii) inserting at the beginning of clause (c) thereof the
                   phrase "except in accordance with the terms of the Stockholders Agreement;".

         SECTION 2.2.2. Amendment to Section 7.1. Section 7.1 of the Credit Agreement is hereby amended by inserting a new Section 7.1.17 at the end thereof:

             "SECTION 7.1.17. Norilsk Palladium. Prior to the sale of any Norilsk Palladium, possession of such Norilsk Palladium shall be maintained by JPMorgan Chase Bank or any other Person consented to by the Administrative Agent and the Technical Agent (the "Depository"), for the benefit of the Borrower (as beneficial owner) and the Administrative Agent (as agent for the Secured Parties in their capacity as holders of a security interest in such Norilsk Palladium), and the Borrower shall cause the Depository to provide written notice to the Administrative Agent of each transfer of Norilsk Palladium within two (2) Business Days of such transfer."

         SECTION 2.2.3. Amendment to Section 7.2.13. Section 7.2.13 of the Credit Agreement is amended by inserting the following at the end thereof:

             "and the Borrower delivers to the Administrative Agent, with respect to any such arrangement or contract or series of related arrangements and contracts (collectively, an "Affiliate Transaction") between the Borrower or any Subsidiary, on the one hand, and Norilsk, Norimet or any of their respective Affiliates (other than the Borrower and its Subsidiaries), on the other hand, a resolution of the Board of Directors of the Borrower set forth in an officer's certificate, executed by an Authorized Officer of the Borrower, certifying that such Affiliate Transaction complies with this Section 7.2.13 and has been approved by a majority of the Public Directors (as defined in the Stockholders Agreement) who do not have a direct interest in such arrangement or contract, and attaching thereto a copy of any opinion as to the fairness of such Affiliate Transaction from a financial point of view to the stockholders of the Borrower (other than Norilsk, Norimet or any of their respective Affiliates) that is issued in connection with such Affiliate Transaction".

         Section 2.3. Supply Contract Consent. Subject to the satisfaction or waiver of the conditions set forth in Section 3.1, the Lenders hereby consent and agree that the Borrower's execution and delivery of the Fourth Amendment Agreement with respect to the Ford Supply Agreement (and the Second Amendment Agreement with respect thereto and the Third Amendment Agreement with respect thereto) shall not constitute an Event of Default under Section 8.1.12 of the Credit Agreement.

         Section 2.4. Definition of "Revolving Loan Commitment Amount". As a result of the Borrower's voluntary and permanent reduction of the "Revolving Loan Commitment", as described above in the third recital to this Amendment, the reference to "$50,000,000" in the definition of "Revolving Loan Commitment Amount" in Section 1.1 of the Credit Agreement is a reference to "$25,000,000".

                                 ARTICLE III

                          CONDITIONS TO EFFECTIVENESS

         Section 3.1. Effectiveness of Section 2.1 Amendments. The amendments contained in Section 2.1 and the consent contained in Section 2.3 shall be effective on the date first above written, subject to the satisfaction or waiver to the satisfaction of the Administrative Agent of each of the conditions contained in this Section 3.1.

         SECTION 3.1.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by (i) the Borrower and (ii) the Administrative Agent on behalf of the Required Lenders that have executed and delivered to the Administrative Agent their written consent to the amendments contained herein.

         SECTION 3.1.2. Fifth Amendment Effective Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, a certificate in the form of Annex I hereto, dated as of the Fifth Amendment Effective Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct.

         SECTION 3.1.3. Amendment Fee. The Administrative Agent shall have received the amendment fees due and payable pursuant to Section 5.3.

         SECTION 3.1.4. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).

         SECTION 3.1.5. Mining Consultant's Report. The Mining Consultant shall have reviewed the revised Mine Plans attached hereto as Annex II and prepared and delivered to the Agents, the Lenders and the Borrower a written Mining Consultant's report, reflecting the Mining Consultant's review of such Mine Plans (the "Pincock Report").

         Section 3.2. Effectiveness of Section 2.2 Amendments. The amendments contained in Sections 2.2 shall be effective on the date each of the conditions set forth in Section 3.1 and in this Section 3.2 are satisfied or waived to the satisfaction of the Administrative Agent (such date, the "Norilsk Transaction Date").

         SECTION 3.2.1. Norilsk Transaction. The Norilsk Transaction shall have been consummated in accordance with the terms of the Stock Purchase Agreement, and the Administrative Agent shall have received 50% of the Definite Cash Consideration and 50% of any Additional Cash Consideration for the benefit of the Lenders for application in accordance with the terms of
Section 3.1.2 of the Credit Agreement.

         SECTION 3.2.2. Prior Written Notice. The Administrative Agent shall have received prior written notice from the Borrower of not less than five (5) Business Days (and not more than ten (10) Business Days) of the date on which the Norilsk Transaction would be consummated, which notice shall include whether Additional Cash Consideration will be paid in connection with the Norilsk Transaction.

         SECTION 3.2.3. Approvals. All governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the consummation of the Norilsk Transaction, shall have been duly obtained and all applicable waiting periods shall have expired without any action being taken by any competent authority that could reasonably be expected to restrain, prevent or impose any materially adverse conditions on the Norilsk Transaction or result in a Material Adverse Effect.

         SECTION 3.2.4. Litigation. There shall exist no pending or threatened action, suit, investigation, litigation or proceeding that could reasonably be expected to restrain, prevent or impose any materially adverse conditions on the Norilsk Transaction or result in a Material Adverse Effect.

         SECTION 3.2.5. Norilsk Transaction Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, a certificate in the form of Annex III hereto, dated as of the Norilsk Transaction Date and duly executed and delivered by an Authorized Officer of the Borrower, in which certificate the Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct.

         SECTION 3.2.6. Opinions of Counsel. The Administrative Agent shall have received letters from counsel to the Borrower and from counsel to Norilsk and its Affiliates entitling the Agents and the Lenders to rely on the opinions from such counsel required to be delivered under the Stock Purchase Agreement as if the Agents and the Lenders were the addressees thereof.

         SECTION 3.2.7. Further Assurances. The Administrative Agent shall have received all agreements, consents, approvals, instruments, certificates, opinions and documents that it may reasonably request to assure itself that the Lien of the Administrative Agent, for the benefit of the Secured Parties, is perfected and is of first priority in all relevant jurisdictions.

         SECTION 3.2.8. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Agents, Issuer and each Lender, as of the date hereof, as follows:

         (b) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

         (c) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy, except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect;

         (d) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy which purports to affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document;

         (e) no Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree;

         (f) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law; and

         (g) the execution, delivery and performance by the Borrower of this Amendment does not (i) contravene the Borrower's Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or (iii) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties) on any of the Borrower's properties.

         Section 4.2. Disclosure. In furtherance of, and not in limitation of,
Section 6.13 of the Credit Agreement, (i) all factual information heretofore or contemporaneously furnished by the Borrower in writing to any Agent or Lender for purposes of, or in connection with, this Amendment, taken as a whole, is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading and (ii) all projections and estimates contained in the Mine Plans set forth in Annex II hereto have been prepared in good faith and based on reasonable assumptions; provided that such report and all such information, projections and estimates are to be viewed in conjunction with the reports, statements, schedules and registration statements included in filings made by the Borrower with the SEC prior to the delivery of such report, information, projections and estimates, including disclosures made pursuant to the Private Securities Litigation Reform Act of 1995 to the extent provided to the Secured Parties.

         Section 4.3. Compliance with Credit Agreement. Each Obligor is in compliance in all material respects with all the terms and conditions of the Credit Agreement and the other Loan Documents to be observed or performed by it thereunder.

                                  ARTICLE V

                                 MISCELLANEOUS

         Section 5.1. Full Force and Effect; Amendment. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are in all respects hereby ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any other Obligor which would require the consent of any of the Lenders under the Credit Agreement or any of the other Loan Documents.

         Section 5.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. Any breach of any representation, warranty, condition, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

         Section 5.3. Amendment Fee. Upon the satisfaction of the condition set forth in clause (ii) of Section 3.1, the Borrower shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a written consent in the form of Annex IV hereto, authorizing the Administrative Agent to execute this Amendment, to the attention of Mariana Baquero at Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, NY 10019 (19th Floor), telecopy (212) 262-1910, at or prior to 5:00 p.m. New York time, on or before March 19, 2003 (as such time may be extended by the Borrower), in the amount of fifty (50) basis points of the sum of such Lender's Revolving Loan Commitment and the outstanding principal amount of Term Loans payable to it, as of the date hereof. The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on March 20, 2003 (or, in the event that the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

         Section 5.4. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees and disbursements of Mayer, Brown, Rowe and Maw, as counsel for the Administrative Agent.

         Section 5.5. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

         Section 5.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         Section 5.7. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

         Section 5.8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 5.9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 5.10. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



                                           STILLWATER MINING COMPANY



                                          By: /s/ John R. Stark
                                              _______________________________
                                                Name: John R. Stark
                                                Title: Vice President






                                           TORONTO DOMINION (TEXAS), INC.,
                                                as Administrative Agent




                                           By:  /s/ Lynn Chasin
                                                _______________________________
                                                Name: Lynn Chasin
                                                Title: Vice President

                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE:     March 20, 2003
CONTACT:                   John W. Pearson
                           406-322-8742


                          STILLWATER MINING ANNOUNCES
                          CREDIT AGREEMENT AMENDMENT

COLUMBUS, MONTANA - STILLWATER MINING COMPANY (NYSE:SWC) announced today that it has received the fifth amendment to the Company's credit agreement. The amendment allows the Norilsk Nickel transaction to proceed subject to shareholder approval, completion of review under the Hart-Scott-Rodino Antitrust Improvements Act and other conditions. Additionally, the amendment aligns certain of its covenants and other provisions with the Company's 2003 operating plan and revised long-range plan announced on February 18, 2003. The effectiveness of the amendment also gives the Company immediate access to $17.5 million of undrawn funds under the $25 million revolving credit facility. The revolving credit facility was voluntarily reduced by the Company, from $50 million to $25 million, as provisions under the agreement made the incremental portion inaccessible.

At December 31, 2002 and currently, the Company has $58.1 million and $128.8 million outstanding under the five-year Term A and seven-year Term B loans, respectively, bearing interest at 5.06% and 6.75%, respectively and $7.5 million outstanding as letters of credit under the revolving credit facility bearing interest at 3.375%. In exchange for the production and financial covenant relief and other provisions of the amendment, the Company has agreed to an amendment fee of 50 basis points, or approximately $1.1 million, and a 50 basis point increase in the interest rate payable on the loan. The interest rate on the five-year term loan and the revolving credit facility will be between 3.50% to 3.875% above the London Interbank Borrowing Rate ("LIBOR") and the seven-year term loan will be priced at 4.75% above LIBOR.

The credit agreement had previously provided that in the event of a change in control of the Company, the entire facility would immediately become due and payable. The credit agreement now provides for an event of default in the event that the Norilsk Nickel transaction is not consummated by January 2, 2004, unless by such time the Company consummates an alternate transaction which raises certain thresholds of new capital through an issuance of equity or unsecured subordinated debt. In accordance with the provisions of the original credit facility, regarding use of proceeds from the issue of the company's equity, 50% of the net cash to be realized under the Norilsk Nickel transaction, including any cash realized from the sale of the palladium consideration, must be used to prepay the bank indebtedness.

Francis R. McAllister, Chairman and Chief Executive Officer stated, "The amended credit agreement should facilitate our ability to focus on reducing our operating costs, and will allow us to proceed with the Norilsk Nickel transaction, subject to approval of the Company's shareholders, completion of review under the Hart-Scott-Rodino Act and other conditions."

"While the new operating covenants remain tight and will require us to closely monitor compliance, the Company's liquidity needs should be satisfied for the remainder of this year. We are pleased with the continued support from our banking group as evidenced by these amendments," concluded Mr. McAllister.

Stillwater Mining Company is the only U.S. producer of palladium and platinum and the only significant primary producer of platinum group metals outside of South Africa. The Company is traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its web site: www.stillwatermining.com.
                           _________________________

THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Some statements contained in this release are forward-looking and, therefore, involve uncertainties or risks that could cause actual results to differ materially from projected results. Such forward-looking statements include comments regarding achieving production goals, commencement of commercial operations at the East Boulder mine, a higher grade ore zone, supply and demand and market prices for palladium and platinum and the potential effect of lower PGM prices. Factors that could cause actual results to differ materially include price volatility of palladium and platinum, the operational and financial difficulties of commencing and sustaining commercial operations at a new mine, risk of cost overruns, inaccurate forecasts, problems with productivity, unexpected events during expansion or development, fluctuations in ore grade, tons mined, crushed or milled, economic and political events affecting supply and demand for platinum and palladium, ability to access bank or other financing, economic developments affecting the capital markets, dependence on a few customers, labor difficulties, inadequate insurance coverage, government regulations, property title uncertainty, amounts and prices of the Company's forward metals sales under hedging and supply contracts, complexity of processing platinum group metals, difficulty of estimating reserves accurately, dependence on a single mine, geological, technical, mining or processing problems, and availability and cost of electricity. These and other factors are discussed in more detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Descriptions of events relating to the palladium and platinum markets are not intended to be complete, and readers are advised to obtain their own information and advice regarding commodities markets. The Company disclaims any obligation to update forward-looking statements.


                                     # # #